Exhibit 10.1

Confidential

FORM OF SUBSCRIPTION AGREEMENT

Rice Acquisition Corp.

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Rice Acquisition Corp., a Delaware corporation (“RAC”), and the undersigned subscriber (the “Investor”), in connection with (i) the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Aria Merger Agreement”), by and among RAC, Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC OpCo”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC OpCo (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and a direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and a direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and the Equityholder Representative (as defined therein), pursuant to which, among other things, Aria Merger Sub will merge with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, and (ii) the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Transaction Agreements”), by and among RAC, RAC OpCo, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company (“Archaea”), and Archaea Energy II LLC, a Delaware limited liability company (“Archaea II”), pursuant to which, among other things, Archaea Merger Sub will merge with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer, in each case, on the terms and subject to the conditions therein (the transactions contemplated by the Transaction Agreements, the “Transactions”).

In connection with the Transactions, RAC is seeking commitments from interested investors to purchase, contingent upon and substantially concurrently with the closing of the Transactions, shares of Class A Common Stock, par value $0.0001 per share (the “Shares”), of RAC, in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, RAC is entering into subscription agreements substantially in the same form as this Subscription Agreement (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and, together with the Investor, the “Investors”), pursuant to which the Investors have agreed to purchase severally and not jointly on the closing date of the Transactions, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 30 million Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares is set forth on the signature page hereto and is referred to herein as the “Subscription Amount.” The transactions contemplated by this Subscription Agreement and the Other Subscription Agreement are referred to collectively as the “Investment Transactions.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and RAC acknowledge and agree as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from RAC the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that RAC reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by RAC only when this Subscription Agreement is signed by a duly authorized person by or on behalf of RAC.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions. The Closing shall occur on the date of, substantially concurrently with and conditioned upon the effectiveness of, the consummation of the Transactions. Upon (a) satisfaction or waiver of the conditions set forth in Section 4 and (b) delivery of written notice from (or on behalf of) RAC to the Investor (the “Closing Notice”) that RAC reasonably expects the closing of the Transactions to occur on a specified date that is not less than five business days after the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to RAC (i) at least one full business day prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by RAC in the Closing Notice, to be held in escrow until the Closing and (ii) at least three business days prior to the Closing Date, any other information that is reasonably requested in the Closing Notice in order for RAC to issue the Investor the Shares to be acquired hereunder, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, RAC shall issue the number of Shares set forth on the signature page of this Subscription Agreement to the Investor and subsequently cause such Shares to be registered in book entry form in the name of the Investor on RAC’s share register (provided, however, that RAC’s obligation to issue such Shares to the Investor is contingent upon RAC having received the Subscription Amount in full accordance with this Section 2), and the Subscription Amount shall be released from escrow automatically and without further action by RAC or the Investor. In the event that the consummation of the Transactions does not occur on or prior to the third business day after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by RAC and the Investor, RAC shall return on the next business day (or such later date as shall be agreed in writing by the Investor) the funds so delivered by the Investor to RAC by wire transfer in immediately available funds to the account specified by the Investor. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 4 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 9, each of the Investor and RAC will continue to be bound by this Subscription Agreement, including that the Investor shall remain obligated (A) to redeliver funds to RAC in escrow following RAC’s delivery to the Investor of a new Closing Notice in accordance with this Section 2 and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 4. For purposes of this Subscription Agreement, “business day” shall mean any day other than (1) any Saturday or Sunday or (2) any other day on which commercial banks located in New York, New York are required or authorized by applicable law to be closed for business other than Lincoln’s Birthday (February 12) and Election Day.

3. Separate Agreements. It is expressly understood and agreed that each provision contained in this Subscription Agreement is between RAC and Investor, solely, and not between RAC and the Other Investors, collectively, and not between and among the Investors. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

4. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Investment Transactions illegal or otherwise restraining or prohibiting consummation of the Investment Transactions; and

(ii) all conditions precedent to the closing of the Transactions under the Transaction Agreements shall have been satisfied (as determined by the parties to the Transaction Agreements) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing.

b. The obligation of RAC to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by RAC of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by the Investor of the additional conditions that:

(i) all representations and warranties of RAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by RAC of each of the representations, warranties, covenants and agreements of RAC contained in this Subscription Agreement as of the Closing Date;

(ii) RAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred.

5. Further Assurances. At or prior to the Closing, RAC and the Investor shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties, acting reasonably, may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6. RAC Representations and Warranties. RAC represents and warrants to the Investor that:

a. RAC has been duly incorporated as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under RAC’s certificate of incorporation and bylaws (as amended on the Closing Date) or under the Delaware General Corporation Law.

c. Immediately after giving effect to the Closing, the Investor shall have received all right and title to, and interests in, the Shares to be purchased pursuant to this Subscription Agreement, free and clear of all liens (other than those arising under this Subscription Agreement or state or federal securities laws).

d. This Subscription Agreement has been duly authorized, executed and delivered by RAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against RAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

e. The execution, delivery and performance by RAC of this Subscription Agreement, including the issuance and sale of the Shares, and the compliance by RAC with all of the provisions of this Subscription Agreement and the consummation of the Investment Transactions will be done in accordance with the rules of the New York Stock Exchange (the “NYSE”) or such other applicable stock exchange on which the Shares are then listed (the “Stock Exchange”) and do and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of RAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which RAC or any of its subsidiaries is a party or by which RAC or any of its subsidiaries is bound or to which any of the property or assets of RAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of RAC and its subsidiaries, taken as a whole, (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of RAC to comply in all material respects with this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of RAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, taxing authority or regulatory body, domestic or foreign, having jurisdiction over RAC or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of RAC to comply in all material respects with this Subscription Agreement.

f. As of their respective dates, all reports (the “SEC Reports”) required to be filed by RAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of RAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of RAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by RAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

g. Other than the Other Subscription Agreements, the Transaction Agreements and any other agreement expressly contemplated by the Transaction Agreements or as described in the SEC Reports, RAC has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in RAC (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of RAC by existing securityholders of RAC, which may be effectuated as a forfeiture to RAC and reissuance or (ii) securities to be issued to the direct or indirect securityholders of Aria or Archaea pursuant to the Transaction Documents). No Other Investor may purchase Shares pursuant to an Other Subscription Agreement at a price per Share less than the Per Share Purchase Price, and no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares.

h. RAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by RAC of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the Stock Exchange, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

i. As of the date of this Subscription Agreement, the authorized capital stock of RAC consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), and (ii) 270,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (A) 250,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and (B) 20,000,000 shares of Class B Common Stock, par value $0.0001 (“Class B Common Stock”). As of the date of this Subscription Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 23,727,500 shares of Class A Common Stock are issued and outstanding, (iii) 5,931,350 shares of Class B Common Stock are issued and outstanding and (iv) 18,633,500 redeemable warrants (each of which entitles the holder thereof to purchase one share of Class A Common Stock) and 6,771,000 private placement warrants (each of which entitles the holder thereof to one share of Class A Common Stock or, in certain circumstances, one Class A unit of RAC OpCo, together with a corresponding share of Class B Common Stock) are outstanding. All issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable, and all outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreements and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from RAC any shares of Common Stock or other equity interests in RAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, RAC has no subsidiaries, other than RAC OpCo, Aria Merger Sub and Archaea Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which RAC is a party or by which it is bound relating to the voting of any securities of RAC, other than (i) as set forth in the SEC Reports and (ii) as contemplated by the Transaction Agreements. There are no securities or instruments issued by or to which RAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or under any Other Subscription Agreement, in each case, that have not been or will not be waived on or prior to the Closing Date.

j. As of the date hereof, the issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “RICE” (it being understood that the trading symbol may be changed in connection with the Transactions). As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of RAC, threatened against RAC by the NYSE or the SEC to prohibit or terminate the listing of the Shares on the Stock Exchange or to deregister the Shares under the Exchange Act, respectively. RAC has taken no action that is designed to terminate the registration of the Shares under the Exchange Act. Prior to the Closing, a supplemental listing application shall have been filed with the Stock Exchange to list the Shares, and at the Closing, (i) either the Shares to be acquired hereunder shall have been approved for listing on the Stock Exchange, subject to official notice of issuance, or (ii) RAC will use best efforts to obtain such approval as expeditiously as possible.

k. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Shares by RAC to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

l. Except for Citigroup Global Markets Inc., Jefferies LLC and Roth Capital Partners, LLC (the “Placement Agents”), no broker, finder, commission agent or arranger is entitled to any brokerage or finder’s fees or other commission solely in connection with the Investment Transactions.

m. Neither the execution of this Subscription Agreement nor the issuance or sale of the Shares as contemplated by this Subscription Agreement gives rise to any rights of first refusal, rights of first offer or similar rights under any agreement to which RAC is a party that would entitle any person, whether incorporated or not, to purchase or otherwise acquire any of the Shares to be acquired by the Investor pursuant to this Subscription Agreement or require that an offer to purchase or acquire any of such Shares be made to any person.

n. RAC is not and, as of the Closing Date after the application of the proceeds from this Subscription Agreement will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of RAC, threatened against RAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against RAC. The aggregate of all pending legal or governmental proceedings to which RAC or its subsidiaries is a party to or of which any of their respective property or assets is the subject of that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

p. There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to the knowledge of RAC, threatened against or affecting RAC or any of RAC’s properties or rights that affects or would reasonably be expected to affect RAC’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against RAC or any of RAC’s properties or rights that affects or would reasonably be expected to affect RAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

q. Neither RAC nor any of its subsidiaries nor any director or officer of any of the foregoing, nor, to the knowledge of RAC, any agent, employee or affiliate of any of the foregoing, is aware of or has knowingly taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws.

r. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving RAC or any of its subsidiaries with respect to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental authority with jurisdiction over RAC or its subsidiaries is pending or, to the knowledge of RAC, threatened.

s. Neither RAC, nor any director or officer thereof, nor, to the knowledge of RAC, any employee, agent, controlled affiliate or representative of RAC, is a person that is, or is owned or controlled by a person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and RAC will not knowingly directly or indirectly use the proceeds from the Investment Transactions, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to (i) fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any person.

t. RAC acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide RAC with any notice thereof; provided, however, that neither RAC, Aria, Archaea or any of their respective subsidiaries or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by RAC in all respects.

7. Investor Representations and Warranties. The Investor represents and warrants to RAC that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined in FINRA Rule 4512(c).

b. The Investor acknowledges that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the offer nor the sale of the Shares has been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to RAC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that book entry positions representing the Shares shall contain a restrictive legend to such effect (provided that such legend shall be subject to removal in accordance with Section 8(d)). The Investor acknowledges and agrees that the Shares will be subject to these securities laws transfer restrictions, and as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or other disposition of any of the Shares. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from RAC. The Investor further acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of RAC, Aria or Archaea or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of RAC expressly set forth in Section 6.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to RAC, the Transactions and the businesses of Aria and Archaea and their respective subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges and agrees that it has reviewed, or has had an adequate opportunity to review, the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that certain information provided to it by RAC was based on good-faith projections, and such good-faith projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the good-faith projections.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and RAC, Aria, Archaea or a representative thereof, or by means of contact from the Placement Agents, and the Shares were offered to the Investor by RAC solely by direct contact between the Investor and RAC, Aria, Archaea or a representative thereof, or the Placement Agents. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges and agrees that the Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) to the Investor’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, RAC, Aria, Archaea or the Placement Agents or any of their respective affiliates or any of its or their control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of RAC contained in Section 6, in making its investment or decision to invest in RAC. The Investor further acknowledges and agrees that the Placement Agents have not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to RAC, Aria, Archaea, this offering or the Transactions.

g. The Investor acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in RAC’s filings with the SEC. The Investor is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision, and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares. The Investor acknowledges and agrees that none of the Placement Agents, nor any of their respective affiliates, control persons, officers, directors or employees, shall be liable to the Investor pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase by the Investor of the Shares. On behalf of itself and its affiliates, the Investor acknowledges and agrees it will not look to any of the Placement Agents for all or any part of loss the Investor may suffer by reason of acquiring the Shares.

h. Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in RAC. The Investor acknowledges and agrees specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. The Investor acknowledges and agrees that the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives concerning RAC, Aria, Archaea, the Transaction Agreements, the Transactions, this Subscription Agreement, the Investment Transactions, the Shares or the offer and sale of the Shares. The Placement Agents shall not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor), whether in contract, tort or otherwise, to the Investor, and the Investor releases the Placement Agents, in respect of this Subscription Agreement, the Investment Transactions or the Transactions.

j. The Investor further acknowledges and agrees that the Placement Agents and their respective affiliates, control persons, officers, directors, employees or representatives (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to RAC, Aria, Archaea, the credit quality of RAC, Aria or Archaea, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the Investment Transactions or the Transactions, (iv) may have acquired or may acquire non-public information with respect to RAC, Aria or Archaea, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it or (v) may have existing or future business relationships with RAC, Aria or Archaea (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k. The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents or any person acting on their behalf have conducted with respect to the Shares, RAC, Aria or Archaea. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents.

l. The Investor acknowledges and agrees that no federal or state agency, securities commission or similar authority has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and do not and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except for such breaches, defaults or conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement, and (ii) violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of RAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. The Investor acknowledges and agrees that it has been informed that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

q. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in RAC as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over RAC from and after the Closing as a result of the purchase and sale of the Shares hereunder.

r. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to the Investor based on any arrangement entered into by or on behalf of the Investor.

s. The Investor hereby acknowledges and agrees that it will not, nor will any person acting at the Investor’s direction or pursuant to any understanding with the Investor, directly or indirectly engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Shares subscribed for hereunder (collectively, the “Short Sales”) until the consummation of the Investment Transactions or the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing or anything else in this Subscription Agreement, this Section 7(s) shall not apply to (i) any sale (including the exercise of any redemption right) of securities of RAC (x) held by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates prior to the execution of this Subscription Agreement or (y) purchased by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates after the execution of this Subscription Agreement or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing or anything else in this Subscription Agreement, (I) nothing herein shall prohibit (A) other entities under common management with the Investor or (B) in the case of an Investor that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any Short Sales and (II) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations set forth in this Section 7(s) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

t. The Investor acknowledges that the Placement Agents and their respective directors, officers, employees, partners, agents, representatives and controlling persons have made no independent investigation with respect to RAC, Aria, Archaea or their respective affiliates, subsidiaries or businesses or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by RAC.

u. The Investor has or has commitments to have and, when required to deliver payment to RAC pursuant to Section 2, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

8. Registration Rights.

a. RAC agrees that, within 30 calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering, among other things, the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement (which for purposes of this Section shall include any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event), provided that the Investor has timely provided RAC with information regarding the Investor that is, in the opinion of RAC’s counsel, required to be included in the Registration Statement, which information shall be requested by RAC from the Investor at least five business days prior to the anticipated filing date of the Registration Statement. RAC further agrees that it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the filing thereof) and (ii) the seventh business day after the date RAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (i) and (ii), the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business. RAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (A) the third anniversary of the date the initial Registration Statement hereunder is declared effective, (B) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement or (C) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without being subject to the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). The Investor agrees to disclose its ownership to RAC upon request to assist it in making the determination described above. RAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after RAC becomes eligible to use such Form S-3. RAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to RAC such information regarding the Investor, the securities of RAC held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by RAC to effect the registration of such Shares, and shall execute such documents in connection with such registration as RAC may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Investor acknowledges and agrees that unless it has timely provided such information and consented to the inclusion of such information in the Registration Statement, it will not be entitled to have its Shares included in the Registration Statement.

b. The Investor acknowledges and agrees that RAC may suspend the use of the Registration Statement if it determines that, in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, provided, that, (i) RAC shall not so delay filing or so suspend the use of the Registration Statement on more than three occasions for a period of more than 60 consecutive days or more than a total of 120 calendar days, in each case in any 360-day period and (ii) RAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter.

c. RAC will provide a draft of the Registration Statement to the Investor for review at least two business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. RAC shall upon reasonable request inform the Investor as to the status of a registration pursuant to Section 8.

d. If the SEC prevents RAC from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares that is equal to the maximum number of Shares as is permitted by the SEC, (ii) the number of Shares to be registered for each Investor named in the Registration Statement shall be reduced pro rata among all such Investors, and (iii) as promptly as practicable after being permitted to register additional Shares under Rule 415 of the Securities Act, RAC shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable.

e. Prior to the End Date, RAC shall advise the Investor within five business days (at RAC’s expense): (i) when a Registration Statement or any post-effective amendment thereto has been filed and when it becomes effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by RAC of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 8(e) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, RAC shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding RAC other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (v) above may constitute material, nonpublic information regarding RAC. RAC shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as RAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, RAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using the Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (v) and receives notice that any post-effective amendment has become effective or unless otherwise notified by RAC that it may resume such offers and sales. If so directed by RAC, the Investor will deliver to RAC or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

f. Prior to the End Date, RAC shall use its commercially reasonable efforts to cause all Shares issued to the Investor pursuant to this Subscription Agreement to be listed on each securities exchange or market, if any, on which the shares of Class A Common Stock of RAC have been listed. With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of RAC, permit the Investors to sell securities of RAC to the public without registration, RAC agrees to, for so long as such Investor owns the Shares acquired hereunder: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of RAC under the Securities Act and the Exchange Act so long as RAC remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Investor, within two business days following its receipt of a written request, (A) a written statement by RAC, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of RAC and such other reports and documents so filed by RAC (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be reasonably requested in writing to permit the Investor to sell such securities pursuant to Rule 144 without registration.

g. In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, RAC shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two trading days of any such request therefor from the Investor, provided that RAC and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to RAC and the Transfer Agent in connection therewith. Subject to receipt from the Investor by RAC and the Transfer Agent of customary representations and other documentation reasonably acceptable to RAC and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of RAC’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that RAC remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 or (ii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for RAC to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, RAC shall, in accordance with the provisions of this section and within three trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. RAC shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

h. Indemnification.

(i) RAC agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, employees, advisors and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to RAC by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless RAC, its directors and officers and agents and each person who controls RAC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the aggregate liability of the Investor under this clause (ii) and under clause (iv) below be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 8(h) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(h)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(h)(v) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as either of the Transaction Agreements is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and Aria and Archaea to terminate this Subscription Agreement, (c) if the Closing has not occurred by such date other than as a result of a breach of the Investor’s obligations hereunder, upon 30 days after the Outside Date (as defined in the Aria Merger Agreement as in effect on the date hereof), which date is (x) October 4, 2021, if the “Expiration Date” under the Debt Commitment Letter (as defined in the Aria Merger Agreement as in effect on the date hereof) has not been extended in accordance with its terms or (y) between October 5, 2021 and November 3, 2021, if the “Expiration Date” under the Debt Commitment Letter has been extended in accordance with its terms, or (d) if any of the conditions to Closing set forth in Section 4 are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the Investment Transactions will not be and are not consummated at the Closing (the termination events described in clauses (a) through (d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. In the event that either of the Transaction Agreements is terminated in accordance with its terms, RAC shall notify the Investor in writing of the termination of such Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void ab initio and of no further effect and any monies paid by the Investor to RAC in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that RAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving RAC and one or more businesses or assets. The Investor further acknowledges that, as described in RAC’s prospectus relating to its initial public offering dated October 21, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of RAC’s assets consist of the cash proceeds of RAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of RAC, its public shareholders and the underwriters of RAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to RAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of RAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably (a) waives any and all right, title and interest, or any claim of any kind, it has or may have in the future in or to any monies held in the Trust Account, and (b) agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall (i) serve to limit or prohibit the Investor’s right to pursue a claim against assets held outside the Trust Account for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Investor may have in the future against RAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (iii) be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares acquired other than pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with RAC to not exercise such redemption right.

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of RAC and (ii) the Investor’s rights under Section 8 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 11(a) shall relieve the Investor of its obligations hereunder.

b. RAC may request from the Investor such additional information as RAC, acting reasonably, may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested. The Investor acknowledges and agrees that RAC may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report, proxy statement or a registration statement of RAC. Notwithstanding anything in this Subscription Agreement to the contrary, RAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, after giving advance notice to the Investor, to the extent allowed by law or such regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, after giving advance notice to the Investor, to the extent allowed by law, the SEC, the Stock Exchange or such other regulatory agency.

c. The Investor acknowledges and agrees that RAC will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify RAC and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify RAC and the Placement Agents if they are no longer accurate in all respects). The Investor acknowledges and agrees that the purchase by the Investor of Shares from RAC under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. The Investor further acknowledges and agrees that the Placement Agents, Aria and Archaea will rely on the representations and warranties of the Investor contained in Section 7 (including the acknowledgements, understandings and agreements of the Investor contained therein) and are third-party beneficiaries of Section 11 and of the representations and warranties (including the acknowledgements, understandings and agreements of the Investor contained therein) of the Investors contained in Section 7.

d. RAC and, to the extent set forth in Section 11(c), Aria, Archaea and the Placement Agents, are each entitled to rely upon this Subscription Agreement, and the Placement Agents are entitled to rely on the representations and warranties of RAC contained in Section 6 hereof, and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(d) shall not give RAC or the Placement Agents any rights other than those expressly set forth herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification or waiver by RAC of the provisions of this Subscription Agreement shall be effective without the prior written consent of Aria and Archaea (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 7, Section 11(c), Section 11(d), this Section 11(f) and Section 12 may not be modified, waived or terminated in a manner that is adverse to the Placement Agents without the written consent of the Placement Agents.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(h), Section 9, Section 11(c), Section 11(d), Section 11(f), this Section 11(g), the last sentence of Section 11(k) and Section 12 with respect to the persons referenced therein, and Section 6 and Section 7 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns, and the parties hereto acknowledge and agree that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision (or part thereof) of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions (or parts thereof) of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that each of Aria and Archaea shall be entitled to specifically enforce the provisions of the Subscription Agreement of which Aria and Archaea are express third party beneficiaries, in each case, on the terms and subject to the conditions set forth herein.

l. If any change in the number, type or classes of authorized shares of RAC (including the Shares), other than as contemplated by the Transaction Agreements or any agreement contemplated by the Transaction Agreements, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and Per Share Purchase Price shall be appropriately adjusted to reflect such change. In no event will this Section 11(l) be construed to require the Investor to complete the purchase of the Shares contemplated hereby without satisfaction of all of the conditions to Closing contained in this Subscription Agreement.

m. This Subscription Agreement and all claims and causes of action hereunder shall be governed by and construed in accordance with the laws of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the Investment Transactions or the Transactions (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE TRANSACTIONS. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the Investor, to such address(es) or email address(es) set forth on the signature page hereto;

(ii)	if to RAC, to:

Rice Acquisition Corp.
102 East Main Street, Second Story
Carnegie, Pennsylvania 15106
	Attention:	Kyle Derham
	E-mail:	kyle@riceinvestmentgroup.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
	Attention:	Matthew R. Pacey, P.C.
Cyril V. Jones, P.C.
	Email:	matt.pacey@kirkland.com
cyril.jones@kirkland.com

(iii)	if to Aria, to:

Aria Energy LLC
46280 Dylan Drive, Ste 200
Novi, MI 48377
	Attention:	Richard DiGia
	E-mail:	richard.digia@ariaenergy.com

with a required copy to (which copy shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
	Attention:	John Cook
Kristin Seeger
	Email:	jcook@orrick.com
kseeger@orrick.com

(iii)	if to Archaea, to:

Archaea Energy LLC
500 Technology Drive
Second Floor
Canonsburg, PA 15317
	Attention:	Nicholas Stork
Andrew Eastman
	Email:	nstork@archaea.energy
aeastman@archaea.energy

with a required copy to (which copy shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP
31 West 52nd Street
New York, NY 10019-6131
	Attention:	Mona Dajani
	Email:	mona.dajani@pillsburylaw.com

p. The Investor shall pay all of its own expenses in connection with this Subscription Agreement and the Investment Transactions.

12. Non-Reliance and Exculpation. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, RAC, Archaea, Aria, the Placement Agents or any of their respective control persons, officers, directors, employees, partners, agents or representatives), other than the statements, representations and warranties of RAC expressly contained in Section 6, in making its investment or decision to invest in RAC. The Investor acknowledges and agrees that none of (a) any other investor pursuant to an Other Subscription Agreement (including such investor’s affiliates or any control persons, officers, directors, partners, agents, employees or representatives of any of the foregoing), (b) the Placement Agents or any of their respective control persons, officers, directors, partners, agents, employees or representatives or (c) any party to the Transaction Agreements, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, partners, agents, employees or representatives, that is not a party hereto, shall be liable to the Investor, or to any other investor, pursuant to, or arising out of or relating to, this Subscription Agreement or any Other Subscription Agreement arising out of the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the Investment Transactions or the Transactions, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by RAC, Aria, Archaea, the Placement Agents or any Non-Party Affiliate concerning RAC, Aria, Archaea, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement, the Investment Transactions or the Transactions. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of RAC, Aria, Archaea, the Placement Agents or any of RAC’s, Aria’s, Archaea’s or either of the Placement Agents’ controlled affiliates or any family member of the foregoing.

13. Disclosure. RAC shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the Investment Transactions, the Transactions and any other material, nonpublic information that RAC, or any of its officers, employees or agents on behalf of RAC, has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of RAC, the Investor shall not be in possession of any material, non-public information received from RAC or any of its officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with RAC or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, RAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (a) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, after giving advance notice to the Investor, to the extent allowed by law or such regulatory authorities or (b) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, after giving advance notice to the Investor, to the extent allowed by law, the SEC, the Stock Exchange or such other regulatory agency.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by RAC in the Closing Notice.

IN WITNESS WHEREOF, Rice Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

Rice Acquisition Corp.

By:
Name:
Title:
Date: , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:
☐	is not: an “affiliate” (as defined in Rule 144 under the Securities Act) of RAC or acting on behalf of an affiliate of RAC.

D.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “institutional account” under FINRA Rule 4512(c).

2.	☐ We are not an “institutional account” under FINRA Rule 4512(c).

This Schedule A should be completed by the Investor

and constitutes a part of the Subscription Agreement.